UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   ---------------------------------------

                                    FORM 8-A


                     FOR REGISTRATION OF CERTAIN CLASSES OF
                      SECURITIES PURSUANT TO SECTION 12(b)
                 OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                SURGICARE, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


          DELAWARE                                        58-1597246
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


  6699 CHIMNEY ROCK, SUITE 105
    HOUSTON, TEXAS (ADDRESS OF                                77081
   PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

ISSUER'S TELEPHONE NUMBER: (713) 665-1406



Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of each exchange on
Title of each class                                    which each class is to be
to be so registered                                    registered
-------------------                                    -------------------------

Common Stock, $0.005 par value                          American Stock Exchange



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to Investment A.
(c), check the following box |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to Investment A.
(d), check the following box.|_|





Securities Act registration statement file number to which this form relates:
_____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
                                (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the Common Stock, $.005 par value (the "Common Stock"), of SurgiCare, Inc., a Delaware corporation ("Registrant"). For a description of the Registrant's Common Stock to be registered hereunder, reference is made to the material set forth under the caption "Description of Securities" contained in the Registration Statement on Form 10-SB 12G/A of the Registrant as amended and filed with the Securities and Exchange Commission on January 28, 2000 pursuant to the Securities Act of 1934, as amended, which material is incorporated herein by reference.

Item 2. Exhibits.

1.1 Amended and Restated Certificate of Incorporation of SurgiCare, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 10SB-12G/A)

1.2 Certificate of Designation, Powers, Preferences and Rights of Series A Redeemable Preferred Stock, par value $.001 per share, of Surgicare, Inc. (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 10SB-12G/A).


1.3 SurgiCare, Inc. By-Laws (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form 10SB-12G/A).







                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 10, 2001


                                         SurgiCare, Inc



                                         By: /s/ Charles Cohen
                                             -----------------------------------
                                            Charles Cohen
                                            Chief Operating Officer
                                            SurgiCare, Inc.